Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457	(o)	—	—	$150,000,000	0.0000927	$13,905

Total Offering Amounts						$150,000,000		$13,905

Total Fees Previously Paid								—

Total Fee Offsets								$13,905

Net Fee Due								—

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-258694.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Crinetics Pharmaceuticals, Inc.	S-3	333-233246	August 13, 2019	—	$13,905(1)	Equity	Common Stock, $0.001 par value per share	—	$118,274,528	—

Fee Offset Sources	Crinetics Pharmaceuticals, Inc.	S-3	333-233246	—	August 13, 2019	—	—	—	—	—	$13,905

(1)

The registrant is registering shares of common stock having a proposed maximum aggregate offering price of up to $150,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates. On August 13, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-233246) (the “2019 Registration Statement”) registering the offer and sale from time to time of the registrant’s common stock, $0.001 par value per share (the “Common Stock”), having a proposed maximum aggregate offering price of $300,000,000, including a prospectus relating to the registrant’s offer and sale from time to time of shares of Common Stock having an aggregate gross sales price of up to $75,000,000 under an “at-the-market” program (the “Prior ATM Program”). Concurrently with the filing of the 2019 Registration Statement, the registrant submitted a filing fee of $36,360. On August 10, 2021, the registrant filed a Registration Statement on Form S-3 (Registration No. 333-258694) (the “2021 Registration Statement”) and deferred payment of the registration fee pursuant to Rules 456(b) and 457(r). As of the date of this prospectus supplement, $118,274,528 remains unsold under the 2019 Registration Statement, which amount includes $68,374,531 remaining unsold under the Prior ATM Program. The offering pursuant to the 2019 Registration Statement and the Prior ATM Program are being terminated concurrently with the filing of this prospectus supplement. The registration fee paid in connection with the unsold shares under the 2019 Registration Statement (including the Prior ATM Program) is being applied to the “at-the-market” program established pursuant to the prospectus supplement to which this Exhibit 107 relates. Accordingly, pursuant to Rule 457(p) under the Securities Act, we are offsetting the $14,334 of previously paid unutilized filing fees against the total filing fee of $13,905 that is currently due.